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                                   EXHIBIT 5

                     [LETTERHEAD OF TROUTMAN SANDERS LLP]



                               December 21, 1999


Century South Banks, Inc.
60 Main Street West
Dahlonega, Georgia  30533

Attention:  Board of Directors

     Re:  Acquisition of Lanier Bankshares, Inc. by Century South Banks, Inc.

Gentlemen:

     We have served as counsel to Century South Banks, Inc. ("CSBI"), a Georgia corporation, in connection with the execution and delivery of that certain Agreement and Plan of Merger, dated as of October 20, 1999, and amended as of December 20, 1999 (the "Agreement"), by and between Lanier Bankshares, Inc. ("Lanier"), a Georgia corporation and CSBI, whereby Lanier shall merge with and into CSBI (the "Merger").

     In rendering this opinion, we have examined (i) the Registration Statement on Form S-4 filed by CSBI with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), on December 14, 1999, in connection with the registration of 1,844,139 shares of common stock, $1.00 par value per share, of CSBI (the "Shares"), (ii) the Agreement, and (iii) such corporate books and records of CSBI as we have deemed relevant to this opinion and have made such other investigations as we have deemed necessary. In such examinations, we have assumed the genuineness of all signatures on all original documents, the conformity to the original documents of all copies submitted to us and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

     As to questions of fact material to this opinion, we have relied solely upon the representations and warranties as to factual matters contained in certificates and statements of officers of CSBI and certain public officials and upon the accuracy and completeness of the representations and warranties of the parties to the Agreement. We have made no independent investigations with regard thereto, and, accordingly, we do not express any view or belief as to matters that might have been disclosed by independent verification.

     Based upon and subject to the foregoing, we are of the opinion that, assuming (i) the Merger shall have been consummated in accordance with the Agreement and the applicable provisions of the Georgia Business Corporation Code, (ii) the pertinent provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, shall have been complied with, and (iii) the applicable provisions of securities or "blue sky" laws of various states shall have been complied with, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered by the proper officers of CSBI in compliance with the Agreement, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of common stock of CSBI.
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Board of Directors
Century South Banks, Inc.
December 21, 1999
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     We are admitted to practice law in the State of Georgia only and, in expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia or the federal law of the United States of America.

     This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in its related proxy statement/prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Sincerely,

                                      /s/ Troutman Sanders LLP


                                      TROUTMAN SANDERS LLP